EXHIBIT 99.1

News Release

Apollo Gold Reports 1st Quarter Production and
 Black Fox Mine Commencing Underground Development

Denver, Colorado; May 5, 2010 – Apollo Gold Corporation (“Apollo” or the “Company”) (TSX: APG; NYSE Amex: AGT) reports that it sold 15,796 ounces of gold in the first quarter ended March 31, 2010 (“Q1 2010”).

During Q1 2010, approximately 2.1 million tonnes, including 190,000 tonnes of ore, was mined from the Black Fox Mine.  The Black Fox Mill processed 178,000 tonnes of ore at an average grade of gold of 2.7 grams per tonne (“gpt”) for a total gold production of 14,175 ounces.  Total cash costs in Q1 2010, which will be reported with the Company’s quarterly financial results on May 10, 2010, are expected to be between US$625 and US$635 per ounce sold.

Commenting on the Black Fox operations, Vice President of Operations Tim G. Smith said, “Mine management and staff have addressed and now better understand the grade control issues, which occurred during 2009 and into January and February 2010.  We are now seeing a significant improvement in the grade.  The average gold grade at the mill improved to approximately 3.0 gpt in March 2010 and further increased to almost 3.5 gpt in April 2010 and we continue to see the trend of higher grades in May. We are expecting progressively higher gold production for the remainder of 2010. The July start up of underground mining operations is expected to augment production from the open pit with higher grade and higher margin ounces of gold from the underground mine.”

Table One: Black Fox Mine Q1 2010 Production and Sales Highlights

Q1 2010
Ore tonnes mined	190,000
Total tonnes mined	2,062,000
Tonnes milled	178,000
Tonnes per day milled	1,978
Head grade of ore (gpt)	2.7
Recovery(%)	93
Gold produced (oz)	14,175
Gold sold (oz)	15,796
Notes:	1. Tonnes above are rounded to the thousand.
2. Recovery is rounded to the whole number.

Underground Development

Apollo reports that underground development is commencing on schedule this week at Black Fox.  Apollo has awarded the Black Fox underground development contract to Cementation Inc., which is mobilizing its crews and equipment from its regional base in North Bay, Ontario to Black Fox.  Initial ore production from the underground mine is expected to commence in July of 2010, starting at approximately 100 tonnes per day (“tpd”) and rising to approximately 300 tpd by the end of the third quarter of 2010 and to 750 tpd by the end of 2010.

Mining of underground ore will be handled by the Company’s own employees while Cementation’s crews will focus on the development work and drifts.  The Company has begun hiring experienced underground mine personnel.

Outlook for 2010

Both gold production and grade at Black Fox are expected to progressively increase quarter over quarter throughout 2010, as described in the Company’s March 19, 2010 news release.  Gold production for the full year 2010 is estimated at between 90,000 and 100,000 ounces of gold, of which 60% to 65% is expected to be produced in the second half of 2010.  Total cash costs per ounce of gold sold are expected to be between $500 and $550 for the full year, with higher ore grade from the open pit, higher ore grade from the underground mine commencing in July, resulting in expected increased production from the mine and lower cash costs in the second half of 2010 compared to the first half of the year.

R. David Russell, President and Chief Executive Officer of Apollo, said, “The Black Fox Mine commenced production in May 2009. During the past year, we have completed the start-up capital expenditures and addressed operational challenges, including grade control issues in the open pit.  As a result of actions taken, ore grades and monthly gold production are beginning to increase, and this will directly translate into lower mining costs per ounce and increased production in the quarters ahead.”

Pending Business Combination with Linear

Pursuant to a definitive agreement executed by Apollo and Linear Gold Corp. (“Linear”), Apollo and Linear agreed to a business combination (the “Merger”) by way of a court approved plan of arrangement to create an emerging Canadian mid-tier gold producer.  The Merger is expected to close by the end of June 2010, subject to customary closing conditions, including receipt of all necessary regulatory and respective shareholder approvals.

Contact Information:

Wendy Yang

Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com

About Apollo

Apollo is a growing gold producer that operates the wholly owned Black Fox Mine in Ontario, Canada, which commenced gold production in May 2009. Apollo is also exploring the adjoining Grey Fox and Pike River properties, all in the Timmins gold district in Ontario, Canada, as well as the Huizopa Joint Venture, (80 percent Apollo and 20 percent Minas De Coronado, S. de R.L. de C.V.), an early stage, gold-silver exploration project, approximately 16 kilometers (10 miles) southwest of MineFinders Dolores gold-silver mine, in the Sierra Madres in Chihuahua, Mexico.

About Linear

Linear Gold Corp is a well financed gold exploration and development company committed to maximizing shareholder value through a strategy of mine development, focused exploration, and effective risk management through selective partnerships and acquisitions. Linear's flagship development property located near Uranium City, Saskatchewan, hosts an economic gold deposit and is now in the development stage to become a 70,000 - 90,000 ounce per year gold producer. Linear also holds an extensive and diverse portfolio of mineral projects in the Dominican Republic and Mexico.

Forward-looking Statements

Certain statements in this press release relating to the proposed Merger and Apollo’s exploration activities, project expenditures and business plans are “forward-looking statements” within the meaning of securities legislation.  These statements include statements regarding future production by Apollo, the commencement of underground mining at the Black Fox Mine and production and capital estimates in connection therewith, future ore grades at the Black Fox Mine, estimates of cash costs, grades and future development at the Black Fox Mine.  Apollo does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by applicable securities legislation. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived, that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts, labor disturbances, interruption in transportation or utilities, or adverse weather conditions, that there are no material unanticipated variations in budgeted costs, that contractors will complete projects according to schedule, and that actual mineralization on properties will not be less than identified mineral reserves. Apollo makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading “Risk Factors” and elsewhere in Apollo documents filed from time to time with the Toronto Stock Exchange and the NYSE Amex Equities Exchange and, on SEDAR and with other regulatory authorities, including the United States Securities and Exchange Commission.

Non-GAAP Financial Measures

The term “total cash cost” is a non-GAAP financial measure and is used on a per ounce of gold basis. Total cash cost is equivalent to direct operating cost as found on the Consolidated Statements of Operations and includes by-product credits for payable silver production. We have included total cash cost information to provide investors with information about the cost structure of our mining operations. This information differs from measures of performance determined in accordance with GAAP in Canada and in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be comparable to similarly titled measures of other companies.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources

The term “mineral resources” or “resources” is recognized and required by Canadian regulations. However, the SEC does not recognize it and U.S. investors are cautioned not to assume that any part or all of a mineral deposit in this category will ever be converted into mineral reserves.

Additional Information and Where to Find It

In connection with Apollo’s and Linear’s solicitation of proxies with respect to the meeting of shareholders of each of Apollo and Linear to be called with respect to the proposed plan of arrangement, Apollo will file a proxy statement with the SEC and with regulatory authorities in Canada and Linear will file an information circular with regulatory authorities in Canada.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/INFORMATION CIRCULAR WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free-of-charge copy of Apollo’s proxy statement (when available) and other relevant documents filed with the SEC and with regulatory authorities in Canada from the SEC’s website at http://www.sec.gov and from SEDAR at http://www.sedar.com, as applicable.  Shareholders will be able to obtain a free-of-charge copy of Linear’s information circular (when available) and other relevant documents filed with regulatory authorities in Canada on SEDAR at http://www.sedar.com.  Shareholders of Apollo will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, extension 217, or from Apollo’s website at http://www.apollogold.com.  Shareholders of Linear will also be able to obtain a free-of-charge copy of the information circular and other relevant documents (when available) by directing a request by mail or telephone to Linear Gold Corp., Suite 502, 2000 Barrington Street, Halifax, Nova Scotia B3J 3K1 or (902) 422-1421, or from Linear’s website at http://www.lineargoldcorp.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed Merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.